Exhibit 99.1

Cirrus Logic Reports $122.4 Million in Revenue and $0.43 Non-GAAP Diluted EPS ($0.25 GAAP) in Q3 FY12

Forecasts Q4 Year-Over-Year Revenue Growth in Excess of 18 Percent

AUSTIN, Texas--(BUSINESS WIRE)--January 26, 2012--Cirrus Logic, Inc. (Nasdaq: CRUS), a leader in high-precision analog and digital signal processing components, today posted its third quarter, fiscal year 2012 financial results and business outlook on its investor relations website at http://investor.cirrus.com.

Reported Financial Results

  Revenue of $122.4 million
  Gross margin of 54 percent
  GAAP operating expenses of $39.6 million
  Non-GAAP operating expenses of $36.6 million

A reconciliation of the non-GAAP charges is included in the tables accompanying this press release.

“Q3 was an outstanding quarter for Cirrus Logic as we recorded revenue growth of 28 percent year-over-year, exceeding our initial expectations,” said Jason Rhode, president and chief executive officer, Cirrus Logic. “Our continuing growth in revenues and gross profit and the operating cash flow generated during fiscal 2012 have enabled us to continue to make the substantial and increasing investments in research and development that are so critically important to our product development efforts. With several new products expected to hit the market in Q4 and a number of new devices being readied for production in the upcoming quarters, we are excited about the extraordinary opportunities coming this year.”

Outlook for Fourth Quarter FY 2012 (ending March 31, 2012):

  Revenue is expected to range between $108 million and $112 million;
  Gross margin is expected to be between 54 percent and 56 percent; and
  Combined R&D and SG&A expenses are expected to range between $39 million and $41 million, which includes approximately $3 million in share-based compensation and amortization of acquisition-related intangibles expenses.

Cirrus Logic will host a live Q&A session at 6:00 p.m. ET on Thursday, Jan. 26, 2012, to answer questions related to its financial results and business outlook. Shareholders who would like to submit a question to be addressed during the call are requested to email investor.relations@cirrus.com.

A live webcast of the Q&A session can be accessed on the Cirrus Logic website, and a replay will be available approximately one hour following its completion, or by calling (303) 590-3030, or toll-free at (800) 406-7325 (Access Code: 4503802).

Cirrus Logic, Inc.

Cirrus Logic develops high-precision, analog and mixed-signal integrated circuits for a broad range of innovative customers. Building on its diverse analog and signal-processing patent portfolio, Cirrus Logic delivers highly optimized products for a variety of audio and energy-related applications. The company operates from headquarters in Austin, Texas, with offices in Tucson, Ariz., Europe, Japan and Asia. More information about Cirrus Logic is available at www.cirrus.com.

Use of non-GAAP Financial Information

To supplement Cirrus Logic's financial statements presented on a GAAP basis, Cirrus has provided non-GAAP financial information, including operating expenses, net income, operating margin and diluted earnings per share. A reconciliation of the adjustments to GAAP results is included in the tables below. Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. As a note, the non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

Safe Harbor Statement

Except for historical information contained herein, the matters set forth in this news release contain forward-looking statements, including our estimates of fourth quarter fiscal year 2012 revenue, gross margin, combined research and development and selling, general and administrative expense levels, share-based compensation expense, and amortization of acquired intangible expenses. In some cases, forward-looking statements are identified by words such as “expect,” “anticipate,” “target,” “project,” “believe,” “goals,” “opportunity,” “estimates,” “intend,” and variations of these types of words and similar expressions. In addition, any statements that refer to our plans, expectations, strategies or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the following: the level of orders and shipments during the fourth quarter of fiscal year 2012, as well as customer cancellations of orders, or the failure to place orders consistent with forecasts; and the risk factors listed in our Form 10-K for the year ended March 26, 2011, and in our other filings with the Securities and Exchange Commission, which are available at www.sec.gov. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Cirrus Logic and Cirrus are trademarks of Cirrus Logic Inc.

CRUS-F

CIRRUS LOGIC, INC.
CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three Months Ended			Nine Months Ended

	Dec. 31,	Sep. 24,	Dec. 25,	Dec. 31,	Dec. 25,
	2011	2011	2010	2011	2010
	Q3'12	Q2'12	Q3'11	Q3'12	Q3'11
Audio products	$105,418	$83,683	$72,716	$260,220	$197,875
Energy products	16,950	17,919	22,909	55,992	80,263
Net revenue	122,368	101,602	95,625	316,212	278,138
Cost of sales	56,338	47,247	43,163	148,118	122,161
Gross Profit	66,030	54,355	52,462	168,094	155,977

Research and development	23,143	19,682	16,348	61,592	46,890
Selling, general and administrative	16,488	16,760	13,431	47,854	42,814
Restructuring and other costs	-	-	(395)	-	6
Impairment of non-marketable securities	-	-	-	-	500
Provision for litigation expenses	-	-	(30)	-	105
Patent agreement, net	-	-	-	-	(4,000)
Total operating expenses	39,631	36,442	29,354	109,446	86,315

Operating income	26,399	17,913	23,108	58,648	69,662
Operating income (loss) as a percent of revenue	21.6%	17.6%	24.2%	18.5%	25.0%

Interest income, net	112	112	212	378	673
Other income (expense), net	(71)	(27)	(31)	(115)	(13)
Income before income taxes	26,440	17,998	23,289	58,911	70,322
Provision (benefit) for income taxes	9,709	6,751	(1,332)	21,755	(2,775)
Net income	$16,731	$11,247	$24,621	$37,156	$73,097

Basic income per share:	$0.26	$0.17	$0.36	$0.57	$1.08
Diluted income per share:	$0.25	$0.17	$0.34	$0.55	$1.02

Weighted average number of shares:
Basic	63,957	64,426	68,074	65,161	67,731
Diluted	66,989	67,265	71,695	68,099	71,868

Prepared in accordance with Generally Accepted Accounting Principles

CIRRUS LOGIC, INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands, except per share data)
(not prepared in accordance with GAAP)

Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. As a note, the non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

	Three Months Ended			Nine Months Ended

	Dec. 31,	Sep. 24,	Dec. 25,	Dec. 31,	Dec. 25,
	2011	2011	2010	2011	2010
Net Income Reconciliation	Q3'12	Q2'12	Q3'11	Q3'12	Q3'11
GAAP Net Income	$16,731	$11,247	$24,621	$37,156	$73,097
Amortization of acquisition intangibles	353	353	353	1,059	1,076
Stock based compensation expense	2,769	3,517	1,467	8,728	5,848
Facility Related adjustments	-	-	-	-	(96)
International sales reorganization charges	-	622	-	622	790
Provision for litigation expenses and settlements	-	-	(30)	-	105
Restructuring and other costs, net	-	-	(395)	-	6
Charge from non-marketable securities	-	-	-	-	500
Patent purchase agreement, net	-	-	-	-	(4,000)
Provision (benefit) for income taxes	8,992	6,163	(1,847)	20,139	(4,076)
Non-GAAP Net Income	$28,845	$21,902	$24,169	$67,704	$73,250

Earnings Per Share Reconciliation
GAAP Diluted income per share	$0.25	$0.17	$0.34	$0.55	$1.02
Effect of Amortization of acquisition intangibles	0.01	0.01	-	0.02	0.02
Effect of Stock based compensation expense	0.04	0.05	0.02	0.12	0.08
Effect of Facility Related adjustments	-	-	-	-	-
Effect of International sales reorganization charges	-	0.01	-	0.01	0.01
Effect of Provision for litigation expenses and settlements	-	-	-	-	-
Effect of Restructuring and other costs, net	-	-	-	-	-
Effect of Charge from non-marketable securities	-	-	-	-	0.01
Effect of Patent purchase agreement, net	-	-	-	-	(0.06)
Effect of Provision (benefit) for income taxes	0.13	0.09	(0.02)	0.29	(0.06)

Non-GAAP Diluted income per share	$0.43	$0.33	$0.34	$0.99	$1.02

Operating Income Reconciliation
GAAP Operating Income	$26,399	$17,913	$23,108	$58,648	$69,662
GAAP Operating Margin	22%	18%	24%	19%	25%
Amortization of acquisition intangibles	353	353	353	1,059	1,076
Stock compensation expense - COGS	92	104	46	285	165
Stock compensation expense - R&D	1,613	1,181	579	3,837	1,717
Stock compensation expense - SG&A	1,064	2,232	842	4,606	3,966
Facility Related adjustments	-	-	-	-	(96)
International sales reorganization charges	-	622	-	622	790
Provision for litigation expenses and settlements	-	-	(30)	-	105
Restructuring and other costs, net	-	-	(395)	-	6
Charge from non-marketable securities	-	-	-	-	500
Patent purchase agreement, net	-	-	-	-	(4,000)
Non-GAAP Operating Income	$29,521	$22,405	$24,503	$69,057	$73,891
Non-GAAP Operating Margin	24%	22%	26%	22%	27%

Operating Expense Reconciliation
GAAP Operating Expenses	$39,631	$36,442	$29,354	$109,446	$86,315
Amortization of acquisition intangibles	(353)	(353)	(353)	(1,059)	(1,076)
Stock compensation expense - R&D	(1,613)	(1,181)	(579)	(3,837)	(1,717)
Stock compensation expense - SG&A	(1,064)	(2,232)	(842)	(4,606)	(3,966)
Facility Related adjustments	-	-	-	-	96
International sales reorganization charges	-	(622)	-	(622)	(790)
Provision for litigation expenses and settlements	-	-	30	-	(105)
Restructuring and other costs, net	-	-	395	-	(6)
Charge from non-marketable securities	-	-	-	-	(500)
Patent purchase agreement, net	-	-	-	-	4,000
Non-GAAP Operating Expenses	$36,601	$32,054	$28,005	$99,322	$82,251

CIRRUS LOGIC, INC.
CONSOLIDATED CONDENSED BALANCE SHEET
unaudited; in thousands

	Dec. 31,	Sep. 24,	Dec. 25,
	2011	2011	2010
ASSETS
Current assets
Cash and cash equivalents	$38,010	$39,268	$28,491
Restricted investments	2,898	2,898	5,755
Marketable securities	99,342	100,130	156,052
Accounts receivable, net	54,512	44,898	37,266
Inventories	58,079	49,552	40,196
Other current assets	46,914	41,668	22,612
Total Current Assets	299,755	278,414	290,372

Long-term marketable securities	20,092	8,703	-
Property and equipment, net	57,263	50,102	32,919
Intangibles, net	18,596	18,905	20,688
Goodwill	6,027	6,027	6,027
Deferred tax asset	82,071	90,995	360
Other assets	10,813	7,517	1,618
Total Assets	$494,617	$460,663	$351,984

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$45,104	$35,256	$25,371
Accrued salaries and benefits	11,539	10,942	9,509
Other accrued liabilities	14,259	10,105	5,034
Deferred income on shipments to distributors	8,511	9,334	7,108
Total Current Liabilities	79,413	65,637	47,022

Long-term restructuring accrual	-	-	179
Other long-term obligations	6,494	6,505	6,113

Stockholders' equity:
Capital stock	1,001,967	998,572	982,610
Accumulated deficit	(592,436)	(609,167)	(683,220)
Accumulated other comprehensive loss	(821)	(884)	(720)
Total Stockholders' Equity	408,710	388,521	298,670
Total Liabilities and Stockholders' Equity	$494,617	$460,663	$351,984

Prepared in accordance with Generally Accepted Accounting Principles

CONTACT:
Cirrus Logic, Inc.
Thurman K. Case, 512-851-4125
Chief Financial Officer
Investor.Relations@cirrus.com